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EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the Registration Statement on Form S-3/A, (File No. 333-81320), and the Registration Statements on Form S-8 (File No. 333-60004 and 333-35450) of our report dated February 18, 2005 (March 9, 2005 with respect to note B[7]) relating to our audit of the financial statements of PacificHealth Laboratories, Inc. as of December 31, 2004 and for the year ended included in this Annual Report on Form 10-KSB.


Eisner LLP

New York, NY
March 30, 2006